Exhibit 99.1

 The Bancorp, Inc. Reports First Quarter 2016 Financial Results

Wilmington, DE – April 28, 2016 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for first quarter 2016.

Highlights

•	Net interest income increased 24% to $20.6 million for the quarter ended March 31, 2016 compared to $16.5 million for the quarter ended March 31, 2015.

•	Loans and continuing operations loans held for sale increased 29% to $1.43 billion at March 31, 2016 compared to $1.11 billion at March 31, 2015.

•	Small Business Administration ("SBA") loans increased 51% to $334.4 million from $221.9 million at March 31, 2015.

•	Security backed lines of credit ("SBLOC") increased 32% to $592.7 million from $447.6 million at March 31, 2015.

•	Direct lease financing increased 9% to $240.7 million from $220.6 million at March 31, 2015.

•	Prepaid card fee income increased 3.4% to $13.6 million for the quarter ended March 31, 2016 from $13.1 million at March 31, 2015.

•	Gross dollar volume ("GDV") (1) increased 15.4% to $13.5 billion for Q1 2016 from $11.7 billion for Q1 2015.

•	Assets held for sale from discontinued operations decreased 8% from December 31, 2015 and 36% from March 31, 2015.

•	The rate payable by us for average deposits and interest bearing liabilities of $4.08 billion in Q1 2016 was 0.30% with a rate of 0.08% for $2.03 billion of average prepaid card deposits.

•	Book value per common share at March 31, 2016 of $8.35 per share. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

John Chrystal, The Bancorp's Interim Chief Executive Officer, said, "During the quarter, our core lending businesses continued to drive healthy net interest income growth while non-interest income was anchored by a 3.4% growth in prepaid card fees to $13.6 million. As anticipated, earnings were negatively impacted by continued high regulatory look back expenses totaling $14.3 million for the quarter.  We believe that lookback expenses will be greatly reduced after the second quarter of 2016 and minimal by year-end.  While the CMBS business has generated positive revenue each year on an annual basis, we expect some quarter to quarter volatility. Losses from commercial real estate loan sales affected our earnings and resulted from volatility in secondary markets."

The Bancorp reported a net loss of $10.9 million, or $0.29 loss per diluted share, for the quarter ended March 31, 2016 compared to net income of $214,000, or $0.00 net income per share, for the quarter ended March 31, 2015.  Net loss from continuing operations for the quarter ended March 31, 2016 was $10.6 million or a loss of $0.28 per diluted share compared to net loss from continuing operations of $1.8 million or a loss of $0.05 per diluted share for the quarter ended March 31, 2015. Loss from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales of the remaining $523.6 million of commercial and residential loans in The Bancorp's discontinued operations. Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 6.97%, 14.35%, 14.55% and 14.35% compared to well capitalized minimums of 5%, 8%, 10% and 6.5%.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, April 29, 2016 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 877.787.4143, access code 90268500.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, May 6, 2016 by dialing 855.859.2056, access code 90268500.

About The Bancorp

With operations in the US and Europe, The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's chief financial institution, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank, and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Year ended
	March 31,		December 31,
Condensed income statement	2016	2015	2015
	(dollars in thousands except per share data)

Net interest income	$20,556	$16,514	$69,931
Provision for loan and lease losses	-	665	2,100
Non-interest income
Service fees on deposit accounts	847	1,760	7,468
Card payment and ACH processing fees	1,267	1,253	5,731
Prepaid card fees	13,574	13,132	47,496
Gain (loss) on sale of loans	(1,433)	1,676	10,080
Gain on sale of investment securities	2,026	80	14,435
Gain on sale of health savings portfolio	-	-	33,531
Change in value of investment in unconsolidated entity	812	1,045	1,729
Leasing income	404	519	2,291
Debit card income	(92)	460	1,611
Affinity fees	1,094	412	3,358
Other non-interest income	189	440	5,337
Total non-interest income	18,688	20,777	133,067
Non-interest expense
Bank Secrecy Act and lookback consulting expenses	14,315	5,744	41,444
Other non-interest expense	40,823	35,116	152,644
Total non-interest expense	55,138	40,860	194,088
Income (loss) from continuing operations before income tax expense	(15,894)	(4,234)	6,810
Income tax expense (benefit)	(5,272)	(2,427)	1,450
Net income (loss) from continuing operations	(10,622)	(1,807)	5,360
Net income (loss) from discontinued operations, net of tax	(290)	2,021	8,072
Net income (loss) available to common shareholders	$(10,912)	$214	$13,432

Net income (loss) per share from continuing operations - basic	$(0.28)	$(0.05)	$0.14
Net income (loss) per share from discontinued operations - basic	$(0.01)	$0.05	$0.21
Net income (loss) per share - basic	$(0.29)	$-	$0.35

Net income (loss) per share from continuing operations - diluted	$(0.28)	$(0.05)	$0.14
Net income (loss) per share from discontinued operations - diluted	$(0.01)	$0.05	$0.21
Net income (loss) per share - diluted	$(0.29)	$-	$0.35
Common stock shares outstanding	37,945,153	37,858,152	37,861,218

Balance sheet	March 31,	December 31,	September 30,	March 31,
	2016	2015	2015	2015
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$8,542	$7,643	$4,002	$18,636
Interest earning deposits at Federal Reserve Bank	757,773	1,147,519	995,441	994,400
Securities sold under agreements to resell	10,208	-	37,970	46,250
Total cash and cash equivalents	776,523	1,155,162	1,037,413	1,059,286

Investment securities, available-for-sale, at fair value	1,252,755	1,070,098	1,316,705	1,442,665
Investment securities, held-to-maturity	93,550	93,590	93,604	93,662
Loans held for sale, at fair value	313,595	489,938	354,600	239,820
Loans, net of deferred fees and costs	1,114,053	1,078,077	994,518	870,901
Allowance for loan and lease losses	(4,378)	(4,400)	(4,194)	(4,243)
Loans, net	1,109,675	1,073,677	990,324	866,658
Federal Home Loan Bank & Atlantic Community Bancshares Inc stock	1,062	1,062	1,063	1,003
Premises and equipment, net	21,692	21,631	18,893	19,158
Accrued interest receivable	9,172	9,471	11,232	11,290
Intangible assets, net	4,672	4,929	5,248	5,791
Deferred tax asset, net	32,462	36,207	33,857	32,025
Investment in unconsolidated entity	177,211	178,520	186,656	190,783
Assets held for sale from discontinued operations	536,548	583,909	611,729	842,574
Other assets	50,802	47,629	53,123	43,734
Total assets	$4,379,719	$4,765,823	$4,714,447	$4,848,449

Liabilities:
Deposits
Demand and interest checking	$3,610,003	$3,602,376	$4,002,638	$4,182,656
Savings and money market	388,953	383,832	376,577	307,988
Time deposits	-	428,549	-	1,400
Total deposits	3,998,956	4,414,757	4,379,215	4,492,044

Securities sold under agreements to repurchase	671	925	1,034	7,959
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	51,102	16,739	7,100	12,992
Total liabilities	$4,064,130	$4,445,822	$4,400,750	$4,526,396

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 37,945,153 and 37,858,152 shares issued at March 31, 2016 and 2015, respectively	37,945	37,861	37,858	37,858
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	301,018	300,549	299,470	298,402
Accumulated deficit	(26,361)	(15,449)	(33,429)	(28,029)
Accumulated other comprehensive income (loss)	3,853	(2,094)	10,664	14,688
Total shareholders' equity	315,589	320,001	313,697	322,053

Total liabilities and shareholders' equity	$4,379,719	$4,765,823	$4,714,447	$4,848,449

Average balance sheet and net interest income	Three months ended March 31, 2016			Three months ended March 31, 2015
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,476,112	$15,556	4.22%	$1,110,804	$10,507	3.78%
Leases - bank qualified*	27,798	482	6.94%	17,555	292	6.65%
Investment securities-taxable	1,149,101	6,532	2.27%	1,028,718	5,060	1.97%
Investment securities-nontaxable*	75,846	493	2.60%	532,324	4,883	3.67%
Interest earning deposits at Federal Reserve Bank	799,398	902	0.45%	1,096,344	622	0.23%
Federal funds sold and securities purchased under agreement to resell	7,422	27	1.46%	46,250	164	1.42%
Net interest earning assets	3,535,677	23,992	2.71%	3,831,995	21,528	2.25%

Allowance for loan and lease losses	(4,399)			(3,640)
Assets held for sale from discontinued operations	588,685	5,819	3.95%	861,685	8,536	3.96%
Other assets	299,551			278,667
	$4,419,514			$4,968,707

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,471,909	$2,441	0.28%	$4,290,835	$2,606	0.24%
Savings and money market	387,651	225	0.23%	318,776	487	0.61%
Time	206,393	305	0.59%	1,400	6	1.71%
Total deposits	4,065,953	2,971	0.29%	4,611,011	3,099	0.27%

Repurchase agreements	856	-	0.00%	13,147	9	0.27%
Subordinated debt	13,401	124	3.70%	13,401	95	2.84%
Total deposits and interest bearing liabilities	4,080,210	3,095	0.30%	4,637,559	3,203	0.28%

Other liabilities	21,329			10,610
Total liabilities	4,101,539			4,648,169

Shareholders' equity	317,975			320,538
	$4,419,514			$4,968,707
Net interest income on tax equivalent basis*		$26,716			$26,861

Tax equivalent adjustment		341			1,811

Net interest income		$26,375			$25,050
Net interest margin *			2.56%			2.26%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2016	2015	2015
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$4,400	$3,638	$3,638

Loans charged-off:
SBA non real estate	-	9	112
Direct lease financing	20	-	30
SBLOC	-	-	-
Other consumer loans	12	52	1,219
Total	32	61	1,361

Recoveries:
SBA non real estate	-	-	-
Direct lease financing	6	-	-
Other consumer loans	4	1	23
Total	10	1	23
Net charge-offs	22	60	1,338
Provision charged to operations	-	665	2,100

Balance in allowance for loan and lease losses at end of period	$4,378	$4,243	$4,400
Net charge-offs/average loans	0.00%	0.00%	0.11%
Net charge-offs/average loans (annualized)	0.01%	0.02%	0.11%
Net charge-offs/average assets	0.00%	0.00%	0.03%
(1) Excludes activity from assets held for sale

Loan portfolio:	March 31,	December 31,	September 30,	March 31,
	2016	2015	2015	2015
	(dollars in thousands)

SBA non real estate	$71,220	$68,887	$64,988	$62,385
SBA commercial mortgage	120,415	114,029	116,545	84,430
SBA construction	9,736	6,977	5,191	15,181
Total SBA loans	201,371	189,893	186,724	161,996
Direct lease financing	240,670	231,514	223,929	220,559
SBLOC	592,656	575,948	539,240	447,649
Other specialty lending	48,153	48,315	12,119	1,862
Other consumer loans	21,782	23,180	23,502	30,120
	1,104,632	1,068,850	985,514	862,186
Unamortized loan fees and costs	9,421	9,227	9,004	8,715
Total loans, net of deferred loan fees and costs	$1,114,053	$1,078,077	$994,518	$870,901

Small business lending portfolio:	March 31,	December 31,	September 30,	March 31,
	2016	2015	2015	2015
	(dollars in thousands)

SBA loans, including deferred fees and costs	209,605	197,966	194,612	169,721
SBA loans included in HFS	124,763	109,174	86,245	52,219
Total SBA loans	$334,368	$307,140	$280,857	$221,940

Capital Ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of March 31, 2016
The Bancorp	6.97%	14.35%	14.55%	14.35%
The Bancorp Bank	6.68%	13.75%	13.96%	13.75%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2015
The Bancorp	7.17%	14.67%	14.88%	14.67%
The Bancorp Bank	6.90%	13.98%	14.18%	13.98%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	March 31,		December 31,
	2016	2015	2015
Selected operating ratios:
Return on average assets (annualized)	nm	0.02%	0.29%
Return on average equity (annualized)	nm	0.26%	4.20%
Net interest margin	2.56%	2.26%	2.37%
Book value per share	$8.34	$8.53	$8.47

	March 31,	December 31,	September 30,	March 31,
	2016	2015	2015	2015
Asset quality ratios:
Nonperforming loans to total loans (2)	0.24%	0.22%	0.25%	0.52%
Nonperforming assets to total assets (2)	0.06%	0.05%	0.05%	0.09%
Allowance for loan and lease losses to total loans	0.39%	0.41%	0.42%	0.49%

Nonaccrual loans	$1,908	$1,927	$2,157	$3,744
Other real estate owned	-	-	-	-
Total nonperforming assets	$1,908	$1,927	$2,157	$3,744

Loans 90 days past due still accruing interest	$787	$403	$294	$769

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2016	2015	2015	2015
	(in thousands)
Gross dollar volume (GDV) (1):
Prepaid card GDV	$13,512,318	$9,839,782	$9,465,687	$11,712,072

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.